UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 10, 2009

Date of Report (Date of earliest event reported)

AMERICAN PETRO-HUNTER, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-22723	98-0171619
(State or other	(Commission File	(IRS Employer
incorporation)	Number)	No.)

17470 North Pacesetter Way
Scottsdale, AZ 85255
(480) 305-2052
(Address and telephone number of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 8 – Other Events

Item 8.01.	Other Events.

American Petro-Hunter Inc. (the “Company”) commenced drilling operations at the #24-1 Double H Oil Well site on the Rooney Prospect in Ford County, Kansas on November 12, 2009.  Preliminary drilling at the #24-1 Double H Oil Well site tested positive for oil.  Initial test results indicate that this well may be capable of producing in excess of 200 barrels of oil per day.  Additionally, following a review of the 3D seismic data in conjunction with the electronic logs, it is estimated that there may be a potential pool of about 500,000 barrels of oil associated to the #24-1 Double H Well site.  The Company will conduct further tests for commercial production and will announce the results of those tests as soon as they are available.  For additional information please refer to the press release attached hereto as Exhibit 99.1.

This current report contains certain "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995 including, without limitation, expectations, beliefs, plans and objectives regarding American Petro-Hunter's potential reserves, future production, exploration potential, well construction, and the timetable for completion of further tests. Any matters that are not historical facts are forward-looking and, accordingly, involve estimates, assumptions and uncertainties. There is no assurance that American Petro-Hunter's expectations will be realized, and actual results may differ materially from those expressed in the forward-looking statements.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
99.1	Press Release dated December 9, 2009, titled “American Petro-Hunter’s Rooney Project Tests at Over 200 Barrels of Oil per Day With Estimated 500,000 Barrel Potential”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PETRO-HUNTER INC.,
a Nevada Corporation

Dated: December 10, 2009	/s/ Robert B. McIntosh
Robert B. McIntosh, Chief Executive Officer